UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 25, 2011

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 North 33rd Street, Quincy, Illinois 62301
 (Address of Principal Executive Offices) (Zip Code)

  (217) 223-7300
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

In a press release dated April 29, 2011, Mercantile Bancorp, Inc. (the “Company”) reported the Company received notice on April 29, 2011 from NYSE Amex, LLC (the “Exchange”) indicating the Company is below certain of the NYSE Amex’s continued listing standards regarding stockholders’ equity, losses from continuing operations, and net losses in two of its three most recent fiscal years, as set forth in Sections 1003(a)(i), (ii) and (iv) of the Company Guide.  The Company has been requested to submit a plan of compliance to the Exchange by May 25, 2011 that demonstrates the Company’s ability to regain compliance with Sections 1003(a)(i) and (ii) by October 24, 2012 and Section 1003(a)(iv) by October 25, 2011.  If the Company does not submit a plan or if the Exchange does not accept the plan, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

The full text of a press release regarding this matter, which was issued on April 29, 2011, is included herein as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01  Financial Statements And Exhibits

(c) Exhibits:

Exhibit Number	Description

99.1	Press release issued by Mercantile Bancorp, Inc. on April 29, 2011 regarding letter from NYSE Amex, LLC.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/Ted T. Awerkamp
Name:	Ted T. Awerkamp
Title:	President and Chief Executive Officer

Date: April 29, 2011

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